Exhibit 99.1

Impinj NVM Business

(A Carve-Out of Impinj, Inc.)

Report of Independent Auditors

To the Board of Directors and Stockholders of

Virage Logic Corporation.

In our opinion, the accompanying balance sheets and the related statements of operations, and cash flows present fairly, in all material respects, the financial position of the Impinj NVM business ("the Business"), (a carve-out of Impinj, Inc.) at December 31, 2007 and 2006, and the results of its operations and its cash flows for the two years ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As indicated in Note 1 and 3, the Business’s financial statements have been derived from the financial statements of Impinj, Inc. (“Impinj”) and reflect significant allocations and management's estimates of the cost of the services provided to the Business. The financial position, results of operations and cash flows of the Business could differ from those that would have resulted had the Business operated autonomously or independently of Impinj.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

September 9, 2008

IMPINJ NVM BUSINESS

(A Carve-Out of Impinj, Inc.)

BALANCE SHEETS

	December 31, 2006	December 31, 2007	March 31, 2008
			(Unaudited)
ASSETS:
Current assets:
Accounts receivable, net of allowance for doubtful accounts of $57,450, $60,271, and $63,269 (unaudited), respectively	$900,300	$430,073	$339,439
Prepaid expenses and other	8,277	74,061	215,223

Total current assets	908,577	504,134	554,662
Property and equipment, net	47,028	46,739	39,796

Total assets	$955,605	$550,873	$594,458

LIABILITIES AND DIVISIONAL EQUITY (DEFICIENCY)
Current liabilities:
Deferred revenue	$126,583	$854,583	$851,068

Total current liabilities	126,583	854,583	851,068
Long-term liabilities:
Deferred revenue	—	52,083	—

Total liabilities	126,583	906,666	851,068

Commitments and contingencies
Divisional equity (deficiency):
Due to parent company	4,532,261	8,525,113	9,627,602
Accumulated deficit	(3,703,239)	(8,880,906)	(9,884,212)

Total divisional equity (deficiency)	829,022	(355,793)	(256,610)

Total liabilities and divisional equity (deficiency)	$955,605	$550,873	$594,458

See accompanying notes to the Financial Statements

IMPINJ NVM BUSINESS

(A Carve-Out of Impinj, Inc.)

STATEMENTS OF OPERATIONS

	For the Year Ended		For the Three Months Ended
	December 31 2006	December 31 2007	March 31, 2007	March 31, 2008
			(Unaudited)	(Unaudited)
Revenues:
License	$3,295,000	$1,362,497	$198,333	$505,833
Development and service	1,138,188	561,727	228,667	132,299
Royalties	423,505	397,544	374,572	16,938

Total revenues	4,856,693	2,321,768	801,572	655,070

Cost and expenses:
Research and development	3,433,947	3,937,671	806,927	1,063,537
Sales and marketing	1,522,869	1,493,923	365,347	310,302
General and administrative	1,261,153	2,067,841	337,354	284,537

Total cost and expenses	6,217,969	7,499,435	1,509,628	1,658,376

Loss before income taxes	(1,361,276)	(5,177,667)	(708,056)	(1,003,306)

Net loss	$(1,361,276)	$(5,177,667)	$(708,056)	$(1,003,306)

See accompanying notes to the Financial Statements

IMPINJ NVM BUSINESS

(A Carve-Out of Impinj, Inc.)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,		For the Three Months Ended March 31,
	2006	2007	2007	2008
			(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,361,276)	$(5,177,667)	$(708,056)	$(1,003,306)
Adjustments to reconcile loss from operations to net cash used in operating activities:
Depreciation	22,558	21,742	7,099	6,943
Loss on disposal of property and equipment	1,810	2,058	—	—
Stock based compensation	11,188	60,819	9,818	17,179
Changes in operating assets and liabilities:
Accounts receivable	(517,150)	470,227	479,640	90,634
Prepaid expenses and other assets	4,523	(65,784)	(344,923)	(141,162)
Deferred revenue	36,583	780,083	389,251	(55,598)

Net cash used in operating activities	(1,801,764)	(3,908,522)	(167,171)	(1,085,310)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(45,348)	(23,511)	—	—

Net cash used in investing activities	(45,348)	(23,511)	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Impinj, Inc.	1,847,112	3,932,033	167,171	1,085,310

Net cash provided by financing activities	1,847,112	3,932,033	167,171	1,085,310

Net increase (decrease) in cash and cash equivalents	—	—	—	—
Cash and cash equivalents, beginning of period	—	—	—	—

Cash and cash equivalents, end of period	$—	$—	$—	$—

See accompanying notes to the Financial Statements

Notes the Financial Statements

1.	Basis of Presentation and Nature of Operations

Basis of Presentation

Impinj NVM Business (“the Business”) operates as a business unit of Impinj, Inc. (“Impinj”) and is not a stand-alone company.

The accompanying financial statements are intended to reflect the results of the Business’s operations, financial position, and cash flows as if it were a separate entity for all periods presented and are in conformity with generally accepted accounting principles. The accompanying carve-out financial statements have been prepared from historical accounting records of Impinj and have been presented to reflect the portion of NVM business assets and expenses that were directly attributable to and, as discussed in Note 3, allocated to the Business.

Nature of Business

The Business provides logic non-volatile embedded memory IP to the semiconductor industry.

2.	Summary of Significant Accounting Policies

Accounting Principles

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Fair Value of Financial Instruments

The carrying value of accounts receivable are carried at cost, which approximates fair value due to their short-term maturities.

Accounts Receivable

Accounts receivable consists of amounts billed currently due from customers. The allowance for doubtful accounts is the Business’s best estimate of the amount of probable credit losses in the Business’s existing accounts receivable. The Business’s allowance is determined based on historical write-off experience and on specific customer accounts believed to be a collection risk. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful life of the assets. Additions and improvements that increase the value or extend the life of an asset are capitalized.

Impairment of Long-Lived Assets

The Business assesses the impairment of long-lived assets whenever events or changes in business circumstances indicate that the carrying amounts of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Business has not recognized any impairment losses for the years ended December 31, 2006 and 2007.

Revenue Recognition

The Business’s revenue recognition policy is based on the American Institute of Certified Public Accountants Statement of Position 97-2, “Software Revenue Recognition” as amended by Statement of Position 98-4 and Statement of Position 98-9. Additionally, revenue is recognized on some products, by analogy to Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” Revenues generated from the Business are all recorded in the United States.

Notes the Financial Statements

License revenues are generally recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. If any of these criteria are not met, revenue recognition is deferred until such time as all criteria are met.

License of the Business’s intellectual property may involve customization to the functionality of the software; therefore revenues from such licenses are recognized in accordance with Statement of Position 81-1. If the Business believes that they can reasonably and reliably estimate the costs to complete projects, revenue is recognized using a percentage-of-completion method. If the Business cannot reasonably and reliably estimate the costs to complete a project, the completed contract method of accounting is used, such that costs are deferred until the project is completed, at which time revenues and related costs are recognized. Revenues from technical consulting services are recognized as the services are performed. If customer acceptance is required for completion of specified milestones, the related revenue is deferred until the acceptance criteria are met. If a portion of the value of a contract is contingent based on meeting a specified criteria, then the contingent value of the contract is deferred until the contingency has been satisfied or removed.

For arrangements which include multiple elements, all revenue is deferred and recognized when delivery of the last element occurs as we have not established fair value for all elements.

Research and Development Costs

Research and development expenses are charged to operations as incurred and consist of salaries and related benefits of product development personnel, contract developers, prototype materials and other expenses related to the development of new and improved products.

Income Taxes

The Business records income taxes under SFAS No. 109, Accounting for Income Taxes, under which deferred tax assets including net operating losses and liabilities, are determined based on temporary differences between the book and tax bases of assets and liabilities. The Business believes sufficient uncertainty exists regarding the realizability of deferred tax assets such that a full valuation allowance is required.

Concentrations of Risks

Financial instruments that potentially subject the Business to concentrations of credit risk consist primarily of accounts receivable. This instrument is generally unsecured and uninsured. The Business extends credit to customers based upon an evaluation of the customer’s financial condition and generally collateral is not required.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and judgments relied upon by management in preparing these financial statements include revenue recognition, the determination of fair value of stock awards, depreciable lives for fixed assets, deferred income taxes and collectibility of accounts receivable. Actual results could differ from those estimates.

Stock-Based Compensation

On January 1, 2006 the Business adopted SFAS No. 123R, Share-Based Payment (“SFAS 123R”) using the prospective transition method. Under this method, the Business’s stock-based compensation costs recognized during 2006 were comprised of compensation costs for all share-based payment awards granted subsequent to January 1, 2006, based on their grant date fair value estimated using the Black-Scholes model, in accordance with the provisions of SFAS 123R. The Business uses the straight-line method of allocating compensation cost over the requisite service period of the related award under SFAS 123R.

Notes the Financial Statements

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Business adopted the SFAS 157 and the adoption did not have an impact on its results of operations or financial position.

On February 1, 2008, the FASB issued FIN 48-2, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises , which allows the Business to defer the adoption of FIN 48 until annual periods beginning after December 15, 2007. The Business has elected to take advantage of the deferral. Based on continued analysis, the Business believes that the adoption of FIN 48 will not have a material impact to the Business’s financial statements. However, the Business’s conclusions regarding FIN 48 may be subject to review and adjustment at a later date based on factors including, but not limited to, further implementation guidance expected from the FASB, and on-going analysis of tax laws, regulations and interpretations thereof.

3.	Related Party Transactions and Allocations

The Business’s financial statements are derived from the books and records of Impinj. The Business’s financial statements have been presented to reflect the portion of Impinj’s historical assets and expenses that are directly attributable to and, as discussed below, allocated to the Business. Impinj also had one other business and Impinj’s expenses during that time consisted of expenses directly attributable to the Business, expenses directly attributable to the other business and other expenses (which are referred to as “allocated” or “allocable” expenses) that were not directly attributable to the Business or the other business.

The statements of operations include allocations of certain Impinj, Inc’s corporate expenses, including: accounting, financial reporting, insurance, legal, human resources, payroll, and interest. These allocations totaled $1,378,690, $2,546,225, $545,515 (unaudited) and $547,668 (unaudited), for the years ended December 31, 2006 and 2007 and for the three months ended March 31, 2008 and 2007, respectively. The allocations are based primarily on the Business’s payroll costs as a percentage of total Impinj payroll costs, and the Business’s headcount as a percentage of total Impinj headcount. Facilities expense was allocated based on square footage of the Business facility space as a percentage of the total Impinj facility space.

The balance sheet includes assets and liabilities directly attributable to the Business. There is no allocation associated with these amounts. However, the divisional equity account includes both direct expenses attributable to the Business as well as indirect expenses of Impinj.

Management believes the assumptions and allocations underlying the balance sheets and the related statements of operations are reasonable and appropriate under the circumstances. The expense allocations have been determined on a basis that is considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during the periods presented. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had the Business been an entity that operated independently of Impinj.

Notes the Financial Statements

4.	Property and Equipment

Property and equipment, net consisted of the following as of, December 31, 2006 and 2007:

	December 31, 2006	December 31, 2007
Computer equipment	$54,630	$85,036
Lab equipment	53,665	53,665

	108,295	138,701
Less: Accumulated depreciation	(61,267)	(91,962)

Property and Equipment, net	$47,028	$46,739

Depreciation expense was $22,558 and $21,742 for the years ended December 31, 2006 and 2007, respectively.

5.	Income Taxes

The Business operates as a business unit of Impinj, Inc. and as such its operating results have been included in Impinj’s U.S. federal income tax return. The provision for income taxes in these carve-out financial statements has been determined as if the business unit filed separate tax returns.

Impinj, Inc and the Business have incurred operating losses since inception. The Business believes sufficient uncertainty exists regarding its ability to realize the benefit of deferred tax assets such that a full tax valuation allowance is required. Accordingly, the accompanying carve-out statements of operations do not include any provision for current or deferred income taxes.

Deferred tax assets consisted of the following:

	December 31, 2006	December 31, 2007
Current deferred tax assets:
Deferred revenue	$—	$17,708
Compensation expense	3,804	24,483
Bad debts	19,533	20,492

Total current deferred tax assets	23,337	62,683
Non-current deferred tax assets:
Depreciation	4,182	6,798
Net operating losses	1,231,582	2,933,027

Total non-current deferred tax assets	1,235,764	2,939,825
Total gross deferred tax assets	1,259,101	3,002,508
Less: Valuation allowance	(1,259,101)	(3,002,508)

Net deferred tax assets	$—	$—

The Business is required to assess its deferred tax assets and the need for a valuation allowance on a separate return basis. This assessment requires judgment on the part of management with respect to benefits that may be realized from future book income, as well as other positive and negative factors. The Business has concluded, based upon this evidence, it would more likely than not that none of its deferred tax assets at December 31, 2006 and 2007 would have been realizable on a separate return basis. Therefore, a full valuation allowance has been recorded for the years presented.

Notes the Financial Statements

The Business has net operating loss carryforwards computed on a separate basis of approximately $3,622,300 and $8,626,550 as of December 31, 2006 and 2007 respectively. The Internal Revenue Code contains provisions that may limit the use of these losses in any given year. These Federal net operating loss carryforwards expire at various times between 2023 and 2027.

6.	Stock-Based Compensation

The Business participates in Impinj compensation programs. Stock-based compensation expense reflected in the accompanying financial statements relates to stock plan awards of Impinj and not stock awards of the Business.

Employee stock-based compensation expense recognized under SFAS 123(R) in the statements of operations for the years ended December 31, 2006 and 2007 and the unaudited three month period ended March 31, 2008 related to stock options was $11,188, 60,819 and $17,179 (unaudited), respectively. The stock-based compensation includes expenses directly attributable to the Business and an allocated amount from Impinj. Stock-based compensation expense recognized in the statement of operations is based on options ultimately expected to vest and has been reduced by an estimated forfeiture rate of 5%. The estimated grant date fair value of the Business’s stock-based awards, less expected forfeitures, is amortized over the awards’ vesting period on a straight-line basis.

Upon adoption of SFAS 123(R), Impinj selected the Black-Scholes option pricing model as the most appropriate model for determining the estimated fair value for stock-based awards. The use of the Black-Scholes option pricing model requires the use of extensive actual employee exercise behavior data and the use of a number of complex assumptions including expected volatility, risk-free interest rate and expected dividends. The following table summarizes the assumptions used to value options for the years ended December 31, 2006 and 2007:

Assumptions
Stock option grants:
Expected term of stock options (years)	6.0 – 6.3 years
Risk-free interest rate	3.41% - 5.13%
Volatility	70%
Dividend yield	None

Impinj determined that the use of a pool of publicly traded competitors’ volatilities is more reflective of market conditions and an appropriate indicator of expected volatility in accordance with guidance in SFAS 123(R) and the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107 “Share-Based Payments” (“SAB 107”).

The expected term of employee stock options represents the weighted-average period that the stock options are expected to remain outstanding. Impinj’s historical share option exercise experience does not provide a reasonable basis upon which to estimate expected term. In accordance with guidance in SFAS 123(R) and SAB 107, the Business used the “simplified” method for calculating expected term.

The risk-free interest rate assumption is based upon observed interest rates on United States government securities appropriate for the expected term of Impinj’s employee stock options. The dividend yield assumption is based on the Impinj’s history and expectation of dividend payouts. The Business has never declared or paid any cash dividends on its common stock, and the Business does not anticipate paying any cash dividends in the foreseeable future.

7.	Subsequent event

On June 26, Impinj entered into a definitive agreement to sell the non-volatile memory business to Virage Logic Corporation. The transaction was closed on June 26, 2008.